UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 640-4202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 14, 2024, Neuronetics, Inc. (the “Company”) is presenting information relating to its financial and operational outlook at the William Blair 44th Annual Growth Stock Conference. A live audio webcast of the presentation will be available online at the investor relations page of the Company’s website at ir.neuronetics.com. A copy of the presentation prepared by the Company (the “Presentation”) in connection therewith is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in the press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the proposed combination of Greenbrook TMS Inc. (“Greenbrook”) and the Company (the “Proposed Arrangement”), potential benefits of the Proposed Arrangement and the timing thereof. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this document.

These risks and uncertainties include, without limitation, risks and uncertainties related to: the Proposed Arrangement; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; the fact that our revenue has been concentrated among a small number of customers; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of our credit facility; our ability to successfully roll-out our Better Me Provider Program on the planned timeline; our self-sustainability and existing cash balances; and our ability to achieve cash flow break-even in the fourth quarter of 2024 and on a full-year basis in 2025.

Without limiting the foregoing, these risks and uncertainties also include, without limitation, risks and uncertainties related to: the parties’ ability to meet expectations regarding the timing and completion of the Proposed Arrangement; the occurrence of any event, change or other circumstance that would give rise to the termination of the Proposed Arrangement; the fact that Greenbrook’s and Neuronetics’ respective stockholders may not approve the Proposed Arrangement; the fact that certain terminations of the agreements related to the Proposed Arrangement require Greenbrook or Neuronetics to pay a termination fee; the failure to satisfy each of the conditions to the consummation of the Proposed Arrangement; the disruption of management’s attention from ongoing business operations due to the Proposed Arrangement; the effect of the announcement of the Proposed Arrangement on Greenbrook’s and Neuronetics’ relationships with their respective customers, as well as their respective operating results and business generally; the outcome of any legal proceedings related to the Proposed Arrangement; retention of employees of Greenbrook following the announcement of the Proposed Arrangement; the fact that Greenbrook’s and Neuronetics’ stock price may decline significantly if the Proposed Arrangement is not completed; and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as each may be updated or supplemented by subsequent reports that the Company has filed or files with the SEC.

These forward-looking statements are based on expectations and assumptions as of the date of this Current Report. Except as required by law, Neuronetics and Greenbrook undertake no duty or obligation to update any forward-looking statements contained in this Current Report as a result of new information, future events, or changes in their expectations.

Important Additional Information and Where to Find It

In connection with the Proposed Arrangement, Neuronetics and Greenbrook will be filing preliminary and definitive joint proxy statements and other relevant documents relating to the proposed transaction with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. This communication is not a substitute for the joint proxy statement or any other document that Neuronetics or Greenbrook may file with the SEC or on SEDAR+ or send to their stockholders in connection with the Proposed Arrangement. The description of the Definitive Agreement and voting agreements above do not purport to be complete and are qualified in its entirety by reference to such agreement as filed pursuant to the joint proxy statement and/or any other filing with the SEC and on SEDAR+. Before making any voting decision, Neuronetics’ and Greenbrook’s stockholders are urged to read all relevant documents filed with the SEC and on SEDAR+, including the joint proxy statement, when they become available because they will contain important information about the Proposed Arrangement. Investors and security holders will be able to obtain the joint proxy statement and other documents filed by Neuronetics or Greenbrook with the SEC (when available) free of charge at the SEC’s website, www.sec.gov or on SEDAR+, at www.sedarplus.ca, as applicable, or from Neuronetics or Greenbrook at the investor relations page of their respective websites, https://ir.neuronetics.com/ and greenbrooktms.com/investor-relations. These documents are not currently available.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Neuronetics, Greenbrook and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Neuronetics’ stockholders in connection with the Proposed Arrangement. Neuronetics’ stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of Neuronetics in Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2024, its proxy statement relating to its 2024 Annual Meeting of Stockholders filed with the SEC on April 11, 2024 and other relevant materials filed with the SEC when they become available; and (ii) regarding Greenbrook’s directors and officers in Greenbrook’s Annual Report on Form 10-K filed with the SEC and on SEDAR+ on April 25, 2024 and other relevant materials filed with the SEC and on SEDAR+, as applicable, when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Neuronetics’ stockholders in connection with the Proposed Arrangement will be set forth in the joint proxy statement for the Proposed Arrangement when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Arrangement will be included in the joint proxy statement that Neuronetics and Greenbrook intend to file with the SEC and on SEDAR+, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Neuronetics, Inc. Canaccord Genuity Annual Growth Conference Presentation dated August 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024	NEURONETICS, INC.

	By:	/s/ Stephen Furlong
Stephen Furlong
EVP, Chief Financial Officer and Treasurer

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Canaccord Genuity 44th Annual Growth Conference NASDAQ: STIM August 14, 2024 Now FDA-Cleared as an Add-on Therapy for Ages 15 and Older! Exhibit 99.1

Forward Looking Statements This presentation contains estimates and other statistical data prepared by independent parties and by Neuronetics, Inc. (the “Company”) relating to market size and growth and other data about the industry in which the Company operates. These estimates and data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and data. Certain statements in this presentation and accompanying commentary that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2024, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. These risks and uncertainties include, without limitation, risks and uncertainties related to: our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; our revenue has been concentrated among a small number of customers; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of our credit facility; our ability to successfully roll-out our Better Me Guarantee Provider Program on the planned timeline; our self-sustainability and existing cash balances; and our ability to achieve cash flow break-even in the fourth quarter of 2024 and on a full-year basis in 2025. Without limiting the foregoing, these risks and uncertainties also include, without limitation, risks and uncertainties related to: the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that would give rise to the termination of the transaction agreement; the fact that Greenbrook’s and Neuronetics’ respective stockholders may not approve the transaction; the fact that certain terminations of the transaction agreement require Greenbrook or Neuronetics to pay a termination fee; the failure to satisfy each of the conditions to the consummation of the transaction; the disruption of management’s attention from ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Greenbrook’s and Neuronetics’ relationships with their respective customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the transaction; retention of employees of Greenbrook following the announcement of the transaction; the fact that Greenbrook’s and Neuronetics’ stock price may decline significantly if the transaction is not completed; and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as each may be updated or supplemented by subsequent reports that the Company has filed or files with the SEC. In connection with the transaction, Neuronetics and Greenbrook will be filing preliminary and definitive joint proxy statements and other relevant documents relating to the proposed transaction with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. This communication is not a substitute for the joint proxy statement or any other document that Neuronetics or Greenbrook may file with the SEC or on SEDAR+ or send to their stockholders in connection with the transaction. The description of the transaction agreement and voting agreements above do not purport to be complete and are qualified in its entirety by reference to such agreement as filed pursuant to the joint proxy statement and/or any other filing with the SEC and on SEDAR+. Before making any voting decision, Neuronetics’ and Greenbrook’s stockholders are urged to read all relevant documents filed with the SEC and on SEDAR+, including the joint proxy statement, when they become available because they will contain important information about the transaction. Investors and security holders will be able to obtain the joint proxy statement and other documents filed by Neuronetics or Greenbrook with the SEC (when available) free of charge at the SEC’s website, www.sec.gov or on SEDAR+, at www.sedarplus.ca, as applicable, or from Neuronetics or Greenbrook at the investor relations page of their respective websites, https://ir.neuronetics.com/ and greenbrooktms.com/investor-relations. These documents are not currently available.

No Offer or Solicitation This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Neuronetics, Greenbrook and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Neuronetics’ stockholders in connection with the transaction. Neuronetics’ stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of Neuronetics in Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2024, its proxy statement relating to its 2024 Annual Meeting of Stockholders filed with the SEC on April 11, 2024 and other relevant materials filed with the SEC when they become available; and (ii) regarding Greenbrook’s directors and officers in Greenbrook’s Annual Report on Form 10-K filed with the SEC and on SEDAR+ on April 25, 2024 and other relevant materials filed with the SEC and on SEDAR+, as applicable, when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Neuronetics’ stockholders in connection with the transaction will be set forth in the joint proxy statement for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the joint proxy statement that Neuronetics and Greenbrook intend to file with the SEC and on SEDAR+, as applicable.

38+ years of experience Keith Sullivan President & Chief Executive Officer Presenters Steve Furlong Executive Vice President, Chief Financial Officer & Treasurer 37+ years of experience neurostar.com

NeuroStar is Renewing Lives by Transforming Neurohealth

We're inspired every day by the opportunity to help people live more fulfilling lives

Market Leader in TMS

#1 Physician recommended with over 6.6 million treatment sessions performed in over 182,000 patients


NeuroStar

Dedicated to Practice Success

Largest direct sales and customer support team in the industry to support over 1,100 U.S. offices[1]

Robust R&D Pipeline

3rd generation system. Largest clinical dataset in the world to drive new indications

Widely Reimbursed

Dedicated to driving health policy to ensure broad US reimbursement among commercial and government payors

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Significant, Underpenetrated U.S. TMS Market Opportunity Patients suffering from depression, depression with anxiety, and OCD3 >29 million 10.9 million Patients currently being treated4,5 4.4 million Poorly served by medication4,7,8 Patients treated using TMS9 ~100 thousand 0.4% Penetration U.S. Adults and Adolescents

Core Initiatives Driving Growth

Delivering Better Patient Care Through the Better Me Provider Program*

Improved Response Times	Education Through NSU	Addressing Patient Interest
6.4x	61%	3.7x
Improvement in 24-Hour Follow Up	**Increase in Patients Treated**	**Increase in Motor Threshold Tests**
(compared to non-BMP sites)	(compared to sites who have not attended)	(compared to non-BMP sites)

Next Steps: Drive increased awareness through targeted TV advertising, pilot in Southeastern U.S. launched

Increasing Access to a Non-Drug Alternative for Adolescent Patients

NeuroStar remains the first and only FDA cleared TMS therapy for adolescent patients (ages 15 – 21)

Strong Early Adoption	Continued Positive Payor Momentum
> 425	~27.4 Million
Number of Adolescent Patients treated	**Number of Covered Lives Added**
(since launch in April 2024)	(following clearance in March 2024)

Next Steps: Drive penetration amongst the 4.3 million adolescent MDD patients in the U.S.

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*Based on outcomes of BMP pilot program

FY 2024 Guidance Metric Guidance Range Third Quarter Revenue $18.5 - $19.5 M Full Year Revenue $78.0 - $80.0 M (unchanged) Full Year Operating Expenses $78.0 - $80.0 M (unchanged)

Neuronetics + Greenbrook TMS Combining two of the nation’s largest mental health companies to create an organization with the ability to leverage its scale and capabilities to treat more patients suffering from mental health conditions

Greenbrook TMS Overview

Greenbrook is a leading provider of Transcranial Magnetic Stimulation ("TMS") therapy in the U.S. for the treatment of mental health disorders

~120 Treatment Centers

in 17 U.S. states



Baltimore
Washington
Virginia and Maryland (D.C. Metro)
Treatment Center Locations
Current Footprint (130 Treatment Centers)

Greenbrook offers three distinct services for patients:

NeuroStar TMS	• Neuronetics is the exclusive provider of TMS devices to Greenbrook • Currently have 245 NeuroStars in active use
Spravato®	• Esketamine nasal spray • Fills the gap in the treatment paradigm for MDD between or before TMS and ECT
Med Management	• Ongoing management to prescribed pharmaceutical treatments throughout a patient's continuum of care

> 47,000
Unique patients treated to date

> 1,520,000
Treatments administered to date

$73.8 M
FY 2023 Revenue

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Transaction Rationale Creates a vertically integrated organization capable of providing access to mental health treatment with significant scale in the U.S. Increased brand awareness for NeuroStar More consistent delivery of best practices at Greenbrook sites Ability to provide customers with training on implementation of med management and Spravato Ability to provide additional centralized services to all customers, including payor contract negotiations, reimbursement processing, revenue cycle management, and a centralized call center Strategic Financial Increased revenue scale and strong growth trajectory Material cost synergies Accelerated path to profitability Bolstered balance sheet

Creates Benefits for All of Neuronetics’ Customers Increases brand recognition for NeuroStar to educate more patients Expands training opportunities on how to incorporate med management, Spravato, and NeuroStar into practices Potential to improve customer business operations through: Access to national and regional payor contracts Ability to leverage a centralized call center Management of reimbursement billing and processing Improved revenue cycle management

Attractive Financial Profile Increased Revenue Scale and Strong Growth Profile 2023 FY Combined Revenue of ~$145 Million Anticipate mid-teens revenue growth in fiscal years 2025 and 2026 Material Cost Synergies ~$15M of annual cost savings, majority of which to be realized in fiscal 2025 Accelerated Path to Profitability Expect to be Adj. EBITDA & cash flow positive for the full fiscal year 2025, excluding one-time costs related to the transaction Bolstered Balance Sheet 100% of Greenbrook’s LT debt being converted to Greenbrook common shares pre-merger

Q&A

References

1. Sackeim HA, et al. (2020) *J. Affect. Disord*. 277:65-74. Based on a real-world, retrospective study using CGI-S and a sample size of 615 patients.
2. Dunner DL, et al. (2014). J Clin Psychiatry. 75(12):1394-1401
3. Data on file, Neuronetics, Inc.
4. NIMH https://www.nimh.nih.gov/health/statistics/major-depression.shtml, accessed 4/29/2024
5. Depression- Pharma Intelligence Disease Analysis, www.datamonitorhealthcare.com, Publication Date: June 2021
6. OCD- Pharma Intelligence Disease Analysis, www.datamonitorhealthcare.com, Publication Date: June 2021
7. https://pubmed.ncbi.nlm.nih.gov/23768668/
8. Definitive Health Diagnosis/Prescription Data: 03/25/22
9. https://med.stanford.edu/ocd/treatment/pharma.html
10. Neuronetics Data on File 2024 (Calculation of 40% Marketshare for NNI * 1.2% treatment rate), Adolescent data = actual for 2023

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